EXPRESS SCRIPTS, INC.
                STATEMENT OF RATIOS OF EARNINGS TO FIXED CHARGES
            YEARS ENDED DECEMBER 31, 2000, 1999, 1998, 1997, AND 1996

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

                                                                   Year Ended December 31,
                                          --------------------------------------------------------------------------
(in thousands)                               2000            1999           1998            1997           1996
                                          ------------    ------------   ------------    ------------   ------------
Fixed charges:
  Interest expense (1)                     $  47,903       $  60,010      $  20,230       $     225      $      59
  Interest portion of rental expense           4,014           3,716          1,292             757            700
                                          ------------    ------------   ------------    ------------   ------------
    Total fixed charges                       51,917          63,726         21,522             982            759

Earnings:
  Income before income taxes and
    extraordinary items (2)                   (4,468)        265,466         76,240          54,706         43,080

                                          ------------    ------------   ------------    ------------   ------------
Total adjusted earnings                    $  47,449       $ 329,192      $  97,762       $  55,688      $  43,839
                                          ============    ============   ============    ============   ============

Ratio of earnings to fixed charges              0.91            5.17           4.54           56.71          57.76
                                          ============    ============   ============    ============   ============

(1) Interest expense includes the amortization on our deferred financing fees.

(2) Income before income taxes and extraordinary items includes a non-cash write-off of our investment in marketable securities, non-recurring charges and a one-time gain on sale of assets.

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